Exhibit 99.1

Old National Bancorp One Main Street Evansville, IN 47708 oldnational.com
Media: Kathy A. Schoettlin (812) 465-7269 Investors: Lynell J. Walton (812) 464-1366

Old National reports 1st quarter earnings,

announces $1.2 million commitment to COVID-19 relief efforts and support programs for clients

Evansville, Ind. (April 20, 2020)

Old National Bancorp (NASDAQ: ONB) reports 1Q20 net income of $22.6 million, diluted EPS of $0.13.

Adjusted1 net income of $42.1 million, or $0.25 per diluted share.

CEO COMMENTARY:

“While we are pleased with our 1st quarter progress and the implementation of the ONB Way strategic initiatives,

our commitment and focus today is on supporting our clients, team members and communities during the COVID-

19 pandemic,” said Chairman & CEO Jim Ryan. “With this goal in mind, we are giving $1.2 million to COVID-19 relief efforts - both immediate and near-term - while also working diligently to help our clients take advantage of our own internal relief programs and the various government support programs. I’d also like to thank our team members for their hard work and unwavering commitment to serving our clients and communities during this difficult time.”

FIRST QUARTER HIGHLIGHTS2:

Net Income	• Net income of $22.6 million • Earnings per share of $0.13

Net Interest Income/NIM	• Net interest income on a fully taxable equivalent basis was $147.1 million compared to $152.2 million • Net interest margin on a fully taxable equivalent basis was 3.31% compared to 3.46%

Operating Performance

•  Pre-provision net revenue[1] (“PPNR”) was $45.9 million

•  Adjusted PPNR[1] was $77.4 million, up 2.9% over first quarter of 2019

•  Noninterest expense was $158.7 million

•  Adjusted noninterest expense[1] was $122.0 million

•  Efficiency ratio[1] was 77.71%

•  Adjusted efficiency ratio[1] was 59.31%, a 166 basis point improvement

Loans and Credit Quality

•  End-of-period total loans[3] were $12,438.8 million compared to $12,164.4 million

•  Represents 9.0% annualized growth

•  End-of-period commercial and commercial real estate loans were $8,330.0 million

•  Represents 13.6% annualized growth

•  First-quarter total commercial production was $647.3 million; March 31 pipeline was $2.8 billion

•  Provision for credit losses was $17.0 million

•  Net charge-offs were $6.5 million, or 0.21% annualized, compared to net charge-offs of $3.6 million

•  Non-performing loans were 1.16% of total loans compared to 1.19%

Return Profile & Capital

•  Return on average common equity was 3.20%

•  Return on average tangible common equity[1] was 5.86%

•  Adjusted return on average tangible common equity[1] was 10.35%

•  Repurchased 4.9 million shares of common stock during the current quarter

Notable Items

•  Day one increase to the allowance for credit losses was $41.3 million and to the unfunded commitment liability was $4.5 million due to the adoption of CECL

•  $31.2 million in ONB Way charges

•  $5.5 million in tax credit amortization

[1]	Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company – please refer to the Non-GAAP reconciliations contained in this release
[2]	Comparisons are on a linked-quarter basis, unless otherwise noted
[3]	Includes loans held for sale

OLD NATIONAL’S RESPONSE TO COVID-19

COMMITTING $1.2 MILLION TO COVID-19 RELIEF EFFORTS WITHIN OUR COMMUNITIES

To best serve our communities during this time of need, Old National is committing $1.2 million for COVID-19 relief.

This includes:

•	$600,000 in funding focused on meeting the immediate needs in our communities, with an emphasis on low-to-moderate income communities.

•	$600,000 in Old National Bank Foundation grant funding that will focus on longer-term restorative and transformational needs within our communities.

SUPPORTING OUR CLIENTS THROUGH RELIEF MEASURES

To assist our consumer and business clients during this time of need, Old National is providing relief in several ways:

•	Approving loan payment extensions and waiving or refunding certain banking fees for clients experiencing a COVID-19-related hardship.

•

Aiding thousands of our clients by administering the Small Business Administration’s Paycheck Protection Program (PPP). Through April 16, 2020, we have approved approximately $1.35 billion in total loan volume through the PPP.

THE ONB WAY: OLD NATIONAL’S NEW STRATEGIC PLAN

Old National is implementing a new strategic plan – and overall way of doing business – designed to keep our clients at the center of all we do. Known as The ONB Way, it includes:

•	Realigning the organization into clearly defined segments to align leaders and relationship managers with the client segment they can best serve (while not wavering on our commitment to community).

•	Deepening client relationships through integrated Commercial, Community Banking and Wealth teams.

•	Simplifying and improving the end-to-end banking/borrowing journey while adhering to strong risk management principles.

•	Creating a new Wealth Division that combines wealth management, investments and private banking for a simplified, highly consultative client experience firmly rooted in financial planning.

•	Investing in our operational and IT infrastructure to meet our clients “where they are” and ensure that we keep pace with technology and client digital expectations.

BRANCH NETWORK OPTIMIZATION

Another component of The ONB Way is the optimization of our branch network. This optimization, which includes 31 banking center consolidations scattered throughout the footprint, reflects an ongoing shift among our clients toward digital banking solutions. The consolidation of 12 of these banking centers occurred on April 13, 2020, and the remaining 19 are anticipated to be consolidated on April 24, 2020. Many of the facilities to be consolidated are in smaller markets, several of which were added in recent years through partnership activity. By state, these consolidations include 10 banking centers in both Wisconsin and Indiana, five in Michigan, four in Minnesota and two in Kentucky.

RESULTS OF OPERATIONS

Old National Bancorp reported first-quarter 2020 net income of $22.6 million, or $0.13 per diluted share.

Included in the first quarter were pre-tax charges of $31.2 million for ONB Way. Excluding these charges from the current quarter and netting out debt securities gains, adjusted net income was $42.1 million, or $0.25 per diluted share.

LOANS

Strong commercial activity resulted in double-digit commercial loan growth.

•	Period-end total loans were $12,438.8 million at March 31, 2020, compared to $12,164.4 million at December 31, 2019, and represents an increase of 9.0% annualized growth.

•

Commercial and industrial loans increased $156.3 million to $3,046.6 million, or 21.6% annualized growth; commercial real estate loans increased $116.7 million to $5,283.5 million, or 9.0% annualized growth; consumer loans increased $0.6 million to $1,726.7 million and residential mortgage loans increased $0.9 million to $2,382.1 million.

•	Commercial loan production in the first quarter was $647.3 million; period-end pipeline totaled $2.8 billion.

•	Average total loans in the first quarter were $12,192.3 million, an increase of $123.2 million from the fourth quarter of 2019.

DEPOSITS

A low-cost core deposit franchise continues to be one of Old National’s strengths.

•	Period-end total deposits were $14,305.4 million at March 31, 2020, a decrease of $248.0 million from the fourth quarter of 2019.

•	On average, total deposits in the first quarter were $14,327.8 million, compared to $14,602.9 million in the fourth quarter of 2019.

NET INTEREST INCOME AND MARGIN

Net interest income and margin lower with decline in accretion income and fewer days.

•	Net interest income decreased to $143.8 million in the first quarter of 2020 from $148.9 million in the fourth quarter of 2019.

•	The net interest margin on a fully taxable equivalent basis decreased 15 basis points to 3.31% compared to 3.46% in the fourth quarter of 2019.

•

Accretion income was $6.7 million, or 15 basis points of net interest margin, in the first quarter of 2020 compared to $9.5 million, or 21 basis points of net interest margin, in the fourth quarter of 2019. In the first quarter of 2020, accretion income was 3.4% of adjusted total revenue.

•

Interest collected on nonaccrual loans was $0.7 million, or 1 basis point of net interest margin, in the first quarter of 2020 compared to $2.4 million, or 5 basis points of net interest margin, in the fourth quarter of 2019.

•	The cost of total deposits declined 9 basis points to 0.34% in the first quarter of 2020 while the cost of total interest-bearing deposits decreased 11 basis points to 0.48%.

CREDIT QUALITY AND CECL

Strong credit quality remains a hallmark of the Old National franchise.

•	Day one increase to the allowance for credit losses was $41.3 million due to the adoption of CECL. Of this day one amount, $27.1 million applies to previously acquired loans.

•	Day one increase to the unfunded commitment liability was $4.5 million due to the adoption of CECL.

•	Provision for credit losses was $17.0 million in the first quarter of 2020, driven higher by the economic forecast which now includes the impact of novel coronavirus pandemic.

•	Net charge-offs in the first quarter were $6.5 million, or 0.21% of total average loans, and 30-89 day delinquencies of 0.26%.

•	Non-performing loans decreased as a percentage of total loans to 1.16%.

•	Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of March 31, 2020, the remaining discount on these acquired loans was $67.0 million.

•	The allowance for credit losses was $106.4 million, or 0.86% of total loans at March 31, 2020.

NONINTEREST INCOME

Noninterest income increased due to strong mortgage banking revenue and an increase in capital markets income.

•	Total noninterest income for the first quarter of 2020 was $57.5 million, an increase of $9.8 million from the fourth quarter of 2019.

•	Mortgage banking revenue increased $5.5 million and capital markets income increased $1.3 million when compared to the fourth quarter of 2019.

NONINTEREST EXPENSE

First quarter results demonstrated continued discipline with respect to expense management, helping to drive positive operating leverage1.

•	Noninterest expense for the first quarter of 2020 was $158.7 million and included $31.2 million in ONB Way charges and $5.5 million in tax credit amortization.

•	Excluding these items, adjusted noninterest expense for the first quarter was $122.0 million, compared to the $125.6 million in adjusted noninterest expense in the fourth quarter of 2019.

•	The first quarter efficiency ratio was 77.71%, while the adjusted efficiency ratio was 59.31%.

•	Adjusted operating leverage[1] was +102 basis points for the first quarter of 2020 as compared to the first quarter of 2019.

INCOME TAXES

•	On a fully taxable-equivalent basis, income tax expense in the first quarter was $6.3 million, resulting in a 21.7% FTE tax rate.

•	Income tax expense included $1.8 million in tax credit benefit.

CAPITAL AND LIQUIDITY

Capital ratios remain strong.

•	At the end of the first quarter, total risk-based capital was 12.3% and regulatory tier 1 capital was 11.4%.

•	Tangible common equity to tangible assets was 8.81% at the end of the first quarter compared to 9.09% in the fourth quarter of 2019.

•	The Company repurchased 4.9 million shares of common stock during the first quarter of 2020 at a weighted average price of $16.05, excluding commissions.

•	A low loan to deposit ratio of 87%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	1Q20	Adjustments[4]	Adjusted 1Q20
Total Revenues (FTE)	$204.6	($5.2)	$199.4
Less: Provision for Credit Losses	(17.0)	—	(17.0)
Less: Noninterest Expenses	(158.7)	31.2	(127.5)

Income before Income Taxes (FTE)	$28.9	$26.0	$54.9
Income Taxes	6.3	6.5	12.8

Net Income	$22.6	$19.5	$42.1

Average Shares Outstanding	168,404	—	168,404
Earnings Per Share - Diluted	$0.13	$0.12	$0.25

[4]	Tax-effect calculations use the current statutory FTE tax rates (federal + state)

($ in millions)	1Q20	4Q19
Net Interest Income	$143.8	$148.9
Add: FTE Adjustment	3.3	3.3

Net Interest Income (FTE)	$147.1	$152.2

Average Earning Assets	$17,774.0	$17,577.8
Net Interest Margin (FTE)	3.31%	3.46%

($ in millions)	1Q20	1Q19
Net Interest Income	$143.8	$147.0
Add: FTE Adjustment	3.3	3.2

Net Interest Income (FTE)	$147.1	$150.2
Add: Total Noninterest Income	57.5	46.4
Less: Noninterest Expense	(158.7)	(123.0)

Pre-Provision Net Revenue	$45.9	$73.6
Less: Debt Securities Gains/Losses	(5.2)	0.1
Add: ONB Way Charges	31.2	—
Add: Merger and Integration Charges	—	1.2
Add: Amortization of Tax Credit Investments	5.5	0.3

Adjusted Pre-Provision Net Revenue	$77.4	$75.2

($ in millions)	1Q20	4Q19	1Q19
Noninterest Expense	$158.7	$134.7	$123.0
Less: ONB Way Charges	(31.2)	(8.2)	—
Less: Merger and Integration Charges	—	(0.2)	(1.2)

Noninterest Expense less Charges	$127.5	$126.3	$121.8
Less: Amortization of Tax Credit Investments	(5.5)	(0.7)	(0.3)

Adjusted Noninterest Expense	$122.0	$125.6	$121.5
Less: Intangible Amortization	(3.8)	(3.9)	(4.5)

Adjusted Noninterest Expense Less Intangible Amortization	$118.2	$121.7	$117.0

Net Interest Income	$143.8	$148.9	$147.0
FTE Adjustment	3.3	3.3	3.2

Net Interest Income (FTE)	$147.1	$152.2	$150.2
Total Noninterest Income	57.5	47.7	46.4

Total Revenue (FTE)	$204.6	$199.9	$196.6
Less: Debt Securities Gains/Losses	(5.2)	(0.4)	0.1

Adjusted Total Revenue (FTE)	$199.4	$199.5	$196.7

Efficiency Ratio	77.71%	65.57%	60.26%
Adjusted Efficiency Ratio	59.31%	60.97%	59.51%
Operating Leverage[5] (basis points)	(2,498)
Adjusted Operating Leverage[6] (basis points)	102

[5]	Year-over-year basis point change in noninterest expenses plus change in total revenue
[6]	Year-over-year basis point change in adjusted noninterest expense plus change in adjusted total revenue

($ in millions)	1Q20	4Q19
Net Income	$22.6	$49.2
Add: Intangible Amortization (net of tax7)	2.9	3.0

Tangible Net Income	$25.5	$52.2
Less: Securities Gains/Losses (net of tax7)	(3.9)	(0.3)
Add: ONB Way Charges (net of tax7)	23.4	6.2
Add: Merger & Integration Charges (net of tax7)	—	0.1

Adjusted Tangible Net Income	$45.0	$58.2

Average Total Shareholders’ Equity	$2,833.5	$2,832.9
Less: Average Goodwill	(1,037.0)	(1,037.0)
Less: Average Intangibles	(58.1)	(61.9)

Average Tangible Shareholders’ Equity	$1,738.4	$1,734.0

Return on Average Tangible Common Equity	5.86%	12.03%
Adjusted Return on Average Tangible Common Equity	10.35%	13.44%

[7]	Tax-effect calculations use the current statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST

Old National will host a conference call and live webcast at 8:00 a.m. Central Time on Monday, April 20, 2020, to review first-quarter 2020 financial results. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 11:00 a.m. Central Time on April 20 through May 4. To access the replay, dial 1-855-859-2056, Conference ID Code 9178738.

ABOUT OLD NATIONAL

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With $20.7 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for nine consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. This is an approach to business that we call The ONB Way. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Wisconsin and Minnesota. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

USE OF NON-GAAP FINANCIAL MEASURES

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties, such as statements about the potential impacts of the COVID-19 pandemic. There are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business(including developments and volatility arising from the COVID-19 pandemic); competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan, including the anticipated impact from the ONB Way strategic plan that may differ from current estimates; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements, including the impact of the new CECL standard as well as changes to address the impact of COVID-19; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release; and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

Financial Highlights (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Income Statement
Net interest income	$143,771	$148,899	$147,048
Provision for loan losses (1)	16,950	1,264	1,043
Noninterest income	57,502	47,726	46,416
Noninterest expense	158,744	134,743	123,041
Net income	22,640	49,185	56,276

Per Common Share Data
Net income (diluted)	$0.13	$0.29	$0.32
Average diluted shares outstanding	168,404	170,186	175,368
Book value	17.10	16.82	15.82
Stock price	13.19	18.29	16.40
Dividend payout ratio	108%	45%	41%
Tangible common book value (2)	10.48	10.35	9.44

Performance Ratios
Return on average assets	0.44%	0.97%	1.14%
Return on average common equity	3.20%	6.94%	8.29%
Return on average tangible common equity (2)	5.86%	12.03%	14.88%
Net interest margin (FTE)	3.31%	3.46%	3.51%
Efficiency ratio (3)	77.71%	65.57%	60.26%
Net charge-offs (recoveries) to average loans	0.21%	0.12%	0.03%
Allowance for loan losses to ending loans (1)	0.86%	0.45%	0.46%
Non-performing loans to ending loans	1.16%	1.19%	1.41%

Balance Sheet
Total loans	$12,384,612	$12,117,524	$12,068,977
Total assets	20,741,141	20,411,667	20,084,420
Total deposits	14,305,362	14,553,397	14,429,270
Total borrowed funds	3,245,214	2,744,728	2,639,038
Total shareholders’ equity	2,823,435	2,852,453	2,751,872

Capital Ratios (2)
Risk-based capital ratios (EOP):
Tier 1 common equity	11.4%	12.1%	11.8%
Tier 1	11.4%	12.1%	11.8%
Total	12.3%	13.0%	12.7%
Leverage ratio (to average assets)	8.5%	8.9%	8.8%
Total equity to assets (averages)	13.91%	14.01%	13.70%
Tangible common equity to tangible assets	8.81%	9.09%	8.66%

Nonfinancial Data
Full-time equivalent employees	2,736	2,709	2,908
Number of branches	192	192	193

(1)	Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.
(2)	See “Non-GAAP Measures” table. Ratios are estimated at March 31, 2020.
(3)

Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE - Fully taxable equivalent basis                 EOP - End of period actual balances                 N/A - Not applicable

Income Statement (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Interest income	$167,999	$176,553	$178,918
Less: interest expense	24,228	27,654	31,870

Net interest income	143,771	148,899	147,048
Provision for loan losses (1)	16,950	1,264	1,043

Net interest income after provision for loan losses	126,821	147,635	146,005

Wealth management fees	8,884	9,468	8,535
Service charges on deposit accounts	10,077	10,714	10,826
Debit card and ATM fees	4,998	5,360	5,503
Mortgage banking revenue	11,119	5,626	5,011
Investment product fees	5,874	5,679	5,271
Capital markets income	4,328	3,043	2,517
Company-owned life insurance	3,080	2,937	3,188
Other income	4,452	4,329	5,702
Gains (losses) on sales of debt securities	5,174	437	(103)
Gains (losses) on derivatives	(484)	133	(34)

Total noninterest income	57,502	47,726	46,416

Salaries and employee benefits	79,173	74,974	71,183
Occupancy	15,133	14,184	14,578
Equipment	5,305	3,958	4,474
Marketing	3,097	3,631	3,723
Data processing	9,467	9,080	9,341
Communication	2,798	2,450	3,054
Professional fees	4,293	9,986	2,910
Loan expenses	1,771	1,873	1,912
FDIC assessment	1,609	1,529	2,087
Amortization of intangibles	3,776	3,946	4,472
Amortization of tax credit investments	5,515	710	260
Other expense	26,807	8,422	5,047

Total noninterest expense	158,744	134,743	123,041

Income before income taxes	25,579	60,618	69,380
Income tax expense	2,939	11,433	13,104

Net income	$22,640	$49,185	$56,276

Diluted Earnings Per Share
Net income	$0.13	$0.29	$0.32

Average Common Shares Outstanding
Basic	167,748	169,235	174,734
Diluted	168,404	170,186	175,368
Common shares outstanding at end of period	165,109	169,616	173,979

(1)	Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.

Balance Sheet (unaudited)

($ in thousands)

	March 31,	December 31,	March 31,
	2020	2019	2019
Assets
Federal Reserve Bank account	$130,295	$29,141	$101,033
Money market investments	9,349	12,430	10,909
Investments:
Treasury and government-sponsored agencies	530,904	610,666	782,486
Mortgage-backed securities	3,210,000	3,183,861	2,684,330
States and political subdivisions	1,302,395	1,275,643	1,252,448
Other securities	497,709	485,862	498,977

Total investments	5,541,008	5,556,032	5,218,241

Loans held for sale, at fair value	54,209	46,898	14,082
Loans:
Commercial	3,046,579	2,890,296	3,042,790
Commercial and agriculture real estate	5,283,464	5,166,792	5,023,620
Consumer:
Home equity	561,789	559,021	553,264
Other consumer loans	1,164,929	1,167,126	1,205,418

Subtotal of commercial and consumer loans	10,056,761	9,783,235	9,825,092
Residential real estate	2,327,851	2,334,289	2,243,885

Total loans	12,384,612	12,117,524	12,068,977

Total earning assets	18,119,473	17,762,025	17,413,242

Allowance for loan losses (1)	(106,380)	(54,619)	(55,559)
Non-earning Assets:
Cash and due from banks	203,533	234,766	211,174
Premises and equipment, net	462,364	490,925	490,216
Operating lease right-of-use assets	86,819	95,477	109,916
Goodwill and other intangible assets	1,093,323	1,097,099	1,108,802
Company-owned life insurance	450,148	448,967	444,551
Net deferred tax assets	17,576	29,705	59,430
Loan servicing rights	24,132	25,368	24,254
Other assets	390,153	281,954	278,394

Total non-earning assets	2,728,048	2,704,261	2,726,737

Total assets	$20,741,141	$20,411,667	$20,084,420

Liabilities and Equity
Noninterest-bearing demand deposits	$4,058,559	$4,042,286	$3,903,314
Interest-bearing:
Checking and NOW accounts	4,105,006	4,149,639	3,742,241
Savings accounts	2,853,305	2,845,423	2,941,361
Money market accounts	1,746,798	1,833,819	1,780,756
Other time deposits	1,469,185	1,589,988	1,835,110

Total core deposits	14,232,853	14,461,155	14,202,782
Brokered CD’s	72,509	92,242	226,488

Total deposits	14,305,362	14,553,397	14,429,270
Federal funds purchased and interbank borrowings	560,770	350,414	325,030
Securities sold under agreements to repurchase	318,067	327,782	342,480
Federal Home Loan Bank advances	2,130,263	1,822,847	1,719,944
Other borrowings	236,114	243,685	251,584

Total borrowed funds	3,245,214	2,744,728	2,639,038
Operating lease liabilities	95,830	99,500	114,040
Accrued expenses and other liabilities	271,300	161,589	150,200

Total liabilities	17,917,706	17,559,214	17,332,548
Common stock, surplus, and retained earnings	2,685,278	2,796,246	2,749,252
Accumulated other comprehensive income (loss), net of tax	138,157	56,207	2,620

Total shareholders’ equity	2,823,435	2,852,453	2,751,872

Total liabilities and shareholders’ equity	$20,741,141	$20,411,667	$20,084,420

(1)	Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020,calculation was based on incurred loss methodology.

Average Balance Sheet and Interest Rates (unaudited)

($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$58,406	$349	2.41%	$87,835	$530	2.39%	$58,701	$278	1.92%
Investments:
Treasury and government-sponsored agencies	583,971	3,697	2.53%	546,266	3,547	2.60%	705,417	3,902	2.21%
Mortgage-backed securities	3,171,650	19,065	2.40%	3,172,818	18,844	2.38%	2,497,368	17,603	2.82%
States and political subdivisions	1,273,156	11,409	3.58%	1,211,850	11,133	3.67%	1,232,355	11,453	3.72%
Other securities	494,500	3,216	2.60%	489,889	3,585	2.93%	497,604	4,440	3.57%

Total investments	5,523,277	37,387	2.71%	5,420,823	37,109	2.74%	4,932,744	37,398	3.03%

Loans: (2)
Commercial	2,907,297	29,053	3.95%	2,891,641	31,925	4.32%	3,122,402	36,035	4.62%
Commercial and agriculture real estate	5,188,597	62,439	4.76%	5,129,638	66,959	5.11%	4,989,622	65,076	5.22%
Consumer:
Home equity	558,356	5,631	4.06%	561,125	6,426	4.54%	588,366	7,596	5.24%
Other consumer loans	1,167,802	12,219	4.21%	1,153,924	12,245	4.21%	1,192,496	11,802	4.01%

Subtotal commercial and consumer loans	9,822,052	109,342	4.48%	9,736,328	117,555	4.79%	9,892,886	120,509	4.94%
Residential real estate loans	2,370,295	24,244	4.09%	2,332,835	24,641	4.23%	2,259,243	23,931	4.24%

Total loans	12,192,347	133,586	4.35%	12,069,163	142,196	4.64%	12,152,129	144,440	4.76%

Total earning assets	$17,774,030	$171,322	3.84%	$17,577,821	$179,835	4.05%	$17,143,574	$182,116	4.26%

Less: Allowance for loan losses (3)	(83,244)			(57,162)			(55,789)
Non-earning Assets:
Cash and due from banks	$287,601			$278,324			$229,957
Other assets	2,388,092			2,419,792			2,490,524

Total assets	$20,366,479			$20,218,775			$19,808,266

Interest-Bearing Liabilities:
Checking and NOW accounts	$4,104,778	$2,860	0.28%	$4,121,021	$3,812	0.37%	$3,693,886	$3,142	0.34%
Savings accounts	2,828,177	1,298	0.18%	2,842,996	1,586	0.22%	2,935,710	2,283	0.32%
Money market accounts	1,784,169	2,507	0.57%	1,839,258	3,558	0.77%	1,702,655	2,826	0.67%
Other time deposits	1,562,074	5,186	1.34%	1,642,773	6,101	1.47%	1,840,514	7,102	1.56%

Total interest-bearing deposits	10,279,198	11,851	0.46%	10,446,048	15,057	0.57%	10,172,765	15,353	0.61%
Brokered CD’s	84,099	447	2.14%	109,504	637	2.31%	191,443	1,091	2.31%

Total interest-bearing deposits and CD’s	10,363,297	12,298	0.48%	10,555,552	15,694	0.59%	10,364,208	16,444	0.64%

Federal funds purchased and interbank borrowings	392,857	1,240	1.27%	95,973	437	1.80%	316,998	1,918	2.45%
Securities sold under agreements to repurchase	329,091	384	0.47%	337,786	469	0.55%	361,261	662	0.74%
Federal Home Loan Bank advances	1,965,130	7,768	1.59%	1,843,357	8,359	1.80%	1,672,376	9,931	2.41%
Other borrowings	240,276	2,538	4.23%	251,565	2,695	4.29%	249,794	2,915	4.67%

Total borrowed funds	2,927,354	11,930	1.64%	2,528,681	11,960	1.88%	2,600,429	15,426	2.41%

Total interest-bearing liabilities	$13,290,651	$24,228	0.73%	$13,084,233	$27,654	0.84%	$12,964,637	$31,870	1.00%

Noninterest-Bearing Liabilities and Shareholders’ Equity
Demand deposits	$3,964,493			$4,047,308			$3,846,828
Other liabilities	277,812			254,296			282,615
Shareholders’ equity	2,833,523			2,832,938			2,714,186

Total liabilities and shareholders’ equity	$20,366,479			$20,218,775			$19,808,266

Net interest rate spread			3.11%			3.21%			3.26%

Net interest margin (FTE)			3.31%			3.46%			3.51%

FTE adjustment		$3,323			$3,282			$3,198

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.
(3)	Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.

Asset Quality (EOP) (unaudited)

($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Beginning allowance for loan losses	$54,619	$56,910	$55,461
Impact of adopting ASC 326 on 1/1/2020 (1)	41,347	N/A	N/A
Provision for loan losses (1)	16,950	1,264	1,043
Gross charge-offs	(8,445)	(6,304)	(2,892)
Gross recoveries	1,909	2,749	1,947

Net (charge-offs) recoveries	(6,536)	(3,555)	(945)

Ending allowance for loan losses (1)	$106,380	$54,619	$55,559

Net charge-offs (recoveries) / average loans (2)	0.21%	0.12%	0.03%
Average loans outstanding (2)	$12,182,704	$12,058,109	$12,147,560
EOP loans outstanding (2)	12,384,612	$12,117,524	$12,068,977
Allowance for loan losses / EOP loans (1)(2)	0.86%	0.45%	0.46%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$658	$570	$560
Non-performing loans:
Nonaccrual loans (3)	126,987	126,412	152,881
Renegotiated loans	17,040	18,338	17,123

Total non-performing loans	144,027	144,750	170,004

Foreclosed properties	2,163	2,169	3,279

Total underperforming assets	$146,848	$147,489	$173,843

Classified and Criticized Assets:
Nonaccrual loans (3)	126,987	126,412	152,881
Substandard accruing loans	181,157	169,689	210,680
Loans 90 days and over (still accruing)	658	570	560

Total classified loans - “problem loans”	$308,802	$296,671	$364,121

Other classified assets	2,616	2,933	2,715
Criticized loans - “special mention loans”	238,011	234,841	268,836

Total classified and criticized assets	$549,429	$534,445	$635,672

Non-performing loans / EOP loans (2)	1.16%	1.19%	1.41%

Allowance to non-performing loans (1)(4)	74%	38%	33%

Under-performing assets / EOP loans (2)	1.19%	1.22%	1.44%

EOP total assets	$20,741,141	$20,411,667	$20,084,420

Under-performing assets / EOP assets	0.71%	0.72%	0.87%

EOP - End of period actual balances

(1)	Beginning January 1, 2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on incurred loss methodology.
(2)	Excludes loans held for sale.
(3)	Includes renegotiated loans totaling $11.8 million at March 31, 2020, $13.8 million at December 31, 2019 and $27.0 million at March 31, 2019.
(4)

Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded for 2019 quarter ends.

Non-GAAP Measures (unaudited)

($ in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Actual End of Period Balances
GAAP shareholders’ equity	$2,823,435	$2,852,453	$2,751,872

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258
Intangibles	56,329	60,105	72,544

	1,093,323	1,097,099	1,108,802

Tangible shareholders’ equity	$1,730,112	$1,755,354	$1,643,070

Average Balances
GAAP shareholders’ equity	$2,833,523	$2,832,938	$2,714,186

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258
Intangibles	58,127	61,963	74,849

	1,095,121	1,098,957	1,111,107

Average tangible shareholders’ equity	$1,738,402	$1,733,981	$1,603,079

Actual End of Period Balances
GAAP assets	$20,741,141	$20,411,667	$20,084,420

Add:
Trust overdrafts	119	31	28

Deduct:
Goodwill	1,036,994	1,036,994	1,036,258
Intangibles	56,329	60,105	72,544

	1,093,323	1,097,099	1,108,802

Tangible assets	$19,647,937	$19,314,599	$18,975,646

Risk-weighted assets	$14,420,130	$14,073,929	$13,966,569

GAAP net income	$22,640	$49,185	$56,276

Add:
Amortization of intangibles (net of tax)	2,849	2,976	3,373

Tangible net income	$25,489	$52,161	$59,649

Tangible Ratios
Return on tangible common equity	5.89%	11.89%	14.52%
Return on average tangible common equity	5.86%	12.03%	14.88%
Return on tangible assets	0.52%	1.08%	1.26%
Tangible common equity to tangible assets	8.81%	9.09%	8.66%
Tangible common equity to risk-weighted assets	12.00%	12.47%	11.76%
Tangible common book value (1)	10.48	10.35	9.44
Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.
Tier 1 common equity (2)	$1,643,912	$1,706,727	$1,643,496

Risk-weighted assets	14,420,130	14,073,929	13,966,569

Tier 1 common equity to risk-weighted assets (2)	11.40%	12.13%	11.77%
(2) Amounts are estimated at March 31, 2020.